FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE NINE MONTHS AND QUARTER ENDED SEPTEMBER 30, 2020, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA…October 28, 2020… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $13,268,000, and fully diluted earnings per common share of $1.05 for the nine months ended September 30, 2020, compared to $16,994,000 and $1.25 per fully diluted common share for the nine months ended September 30, 2019.
THIRD QUARTER FINANCIAL HIGHLIGHTS
•Net loans increased $161.0 million or 17.23%, and total assets increased $353.8 million or 22.16% at September 30, 2020 compared to December 31, 2019.
•Total deposits increased 26.10% to $1.68 billion at September 30, 2020 compared to December 31, 2019.
•Total cost of deposits remains at low levels at 0.09% and 0.17% for the quarters ended September 30, 2020 and 2019, respectively.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 48.56% and 43.24% for the quarters ended September 30, 2020 and 2019, respectively.
•Non-performing assets were $3,458,000, net loan recoveries were $120,000, and loans delinquent more than 30 days were $250,000 for the quarter ended September 30, 2020.
•Capital positions remain strong at September 30, 2020 with a 9.26% Tier 1 Leverage Ratio; a 14.23% Common Equity Tier 1 Ratio; a 14.65% Tier 1 Risk-Based Capital Ratio; and a 15.90% Total Risk-Based Capital Ratio.
•The Company declared an $0.11 per common share cash dividend, payable on November 27, 2020 to shareholders of record on November 13, 2020.
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“Our financial results for the three months and nine months ended September 30, 2020, demonstrate that the Bank remains well-positioned for growth and stability with the increase of deposits and total assets, though demand for loans continues to be a challenge at this time,” stated James M. Ford, President & CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“Despite the ongoing challenges affecting our region, Central Valley Community Bank continues to provide the solid performance and helpful banking services our local communities have come to trust. We remain vigilant as to the direct and indirect financial impacts the pandemic and California wildfires are having on clients and our own employees. We continue to remain hopeful as there are signs of the economy slowly recovering; however, we remain cautious until the long-term impacts of the California wildfires and COVID-19 are known, ” concluded Ford.
    The Company’s management team has evaluated its exposure to increased loan losses related to the COVID-19 pandemic and has performed borrower analysis on the customers in the loan portfolio as of September 30, 2020. The following table includes loan-to-value ratios as of September 30, 2020 for loans collateralized by real estate based on loan commitment amounts and appraisal data performed either at the origination date of the loan or based on a more current updated appraisal.

Loan Type (Dollars in thousands)	Loan Commitment Balance	Loan to Value Ratio
Commercial Real Estate:
Owner occupied	$195,189	50.7%
Construction and other land loans	72,612	65.8%
Non-owner occupied	318,766	52.6%
Agricultural	75,747	36.5%
Other	34,883	53.1%
Consumer equity loans and lines of credit	58,614	58.5%
Total	$755,811
    The Company is closely monitoring the effects of the pandemic on our loan and deposit customers. Our management team is focused on assessing the risks in our loan portfolio and working with our customers to minimize our losses. We have implemented loan programs to allow customers who were required to close or reduce their business operations to defer loan principal and interest payments for up to 90 days. As of September 30, 2020, loan customer requests to defer payments on loans totaling approximately $60 million were
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outstanding, of which, based on management’s customer inquiries, approximately $4 million or 7% expect to require up to an additional 90-day deferral, and $4.09 million or 6% expect they will require a loan modification.
As a preferred SBA lender, we are participating in the SBA Paycheck Protection Program (PPP) to help provide loans to our business customers to provide them with additional working capital. The Company has worked diligently with the SBA to qualify clients to receive PPP loans. As of September 30, 2020, PPP loans in the following size categories were outstanding:

PPP Loan Size Categories (Dollars in thousands)	Number of Loans	Amount
Up to $150,000	783	$41,692
$150,001 to $500,000	205	53,705
$500,001 to $1,000,000	44	30,347
$1,000,001 to $2,000,000	31	44,008
Over $2,000,000	13	40,305
Total	1,076	$210,057
The SBA PPP fees net of issuance costs to be recognized by the Company over the remaining life of the loans total approximately $5.1 million. The Company has also taken measures to protect the health and safety of its employees by implementing remote work arrangements to the full extent possible, and by adjusting banking center hours and operational measures to promote social distancing. Management is closely monitoring credit metrics. Additional resources have been shifted to credit administration to closely analyze higher risk segments within the loan portfolio, monitor and track loan payment deferrals and customer liquidity, and provide timely reporting to management and the board of directors. The management team continues to analyze economic conditions in our geographic markets and perform stress testing of our investment portfolio as well as our loan portfolio. The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	September 30, 2020	June 30, 2020	December 31, 2019
Pass	$1,032,141	$1,055,944	$879,844
Special mention	43,893	35,735	28,183
Substandard	37,643	38,672	33,838
Doubtful	—	—	—
Total	$1,113,677	$1,130,351	$941,865
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Based on the Company’s capital levels, conservative underwriting policies, low loan-to-deposit ratio, loan concentration diversification, and suburban geographical marketplace, management expects to be able to manage the economic risks and uncertainties associated with the COVID-19 pandemic and remain adequately capitalized.
    Net income for the nine months ended September 30, 2020 decreased 21.93%, driven by a decrease in net interest income, an increase in the provision for credit losses, a decrease in net realized gains on sales and calls of investment securities, and an increase in non-interest expense, partially offset by an increase in loan placement fees, and a decrease in the provision for income taxes, compared to the nine months ended September 30, 2019. During the nine months ended September 30, 2020, the Company recorded a $4,975,000 provision for credit losses, compared to a $525,000 provision during the nine months ended September 30, 2019. Net interest income before the provision for credit losses for the nine months ended September 30, 2020 was $47,646,000, compared to $47,985,000 for the nine months ended September 30, 2019, a decrease of $339,000 or 0.71%. The impact to interest income from the accretion of the loan marks on acquired loans was $1,039,000 and $750,000 for the nine months ended September 30, 2020 and 2019, respectively. In addition, net interest income before the provision for credit losses for the nine months ended September 30, 2020 was benefited by approximately $505,000 in nonrecurring income from prepayment penalties and payoff of loans, as compared to $593,000 in nonrecurring income for the nine months ended September 30, 2019. Excluding these reversals and benefits, net interest income for the nine months ended September 30, 2020 decreased by $540,000 compared to the nine months ended September 30, 2019.
    During the nine months ended September 30, 2020, the Company’s shareholders’ equity increased $7,652,000, or 3.35%, compared to December 31, 2019. The increase in shareholders’ equity was driven by the retention of earnings, net of dividends paid, and an increase in net unrealized gains on available-for-sale (AFS) securities recorded, net of estimated taxes, in accumulated other comprehensive income (AOCI), offset by the decrease in common stock as a result of the share repurchase program.
    Return on average equity (ROE) for the nine months ended September 30, 2020 was 7.78%, compared to 9.96% for the nine months ended September 30, 2019. The decrease in ROE reflects the decrease in net income, notwithstanding the decrease in average shareholders’ equity compared to the prior year. The Company declared and paid $0.33 and $0.32 per share in cash dividends to holders of common stock during the nine months ended
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September 30, 2020 and 2019, respectively. Annualized return on average assets (ROA) was 0.99% for the nine months ended September 30, 2020 and 1.44% for the nine months ended September 30, 2019. This decrease is due to a decrease in net income and an increase in average assets. During the nine months ended September 30, 2020, the Company’s total assets increased 22.16%, and total liabilities increased 25.29%, compared to December 31, 2019 primarily due to the Company’s participation in the PPP.
    Non-performing assets increased by $1,765,000, or 104.25%, to $3,458,000 at September 30, 2020, compared to $1,693,000 at December 31, 2019. During the nine months ended September 30, 2020, the Company recorded $552,000 in net loan recoveries, compared to $134,000 in net loan charge-offs for the nine months ended September 30, 2019. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.07)% for the nine months ended September 30, 2020, compared to 0.02% for the same period in 2019. Total non-performing assets were 0.18% and 0.11% of total assets as of September 30, 2020 and December 31, 2019, respectively.
    At September 30, 2020, the allowance for credit losses was $14,657,000, compared to $9,130,000 at December 31, 2019, a net increase of $5,527,000 reflecting the provisioning and net recoveries during the period. The Company’s provision for credit losses of $4,975,000 during the nine months ended September 30, 2020 is primarily due to an increase in qualitative factors related to the economic uncertainties caused by the COVID-19 pandemic. The Company is not required to implement the provisions of the CECL accounting standard until January 1, 2023, and is continuing to account for the allowance for credit losses under the incurred loss model. The allowance for credit losses as a percentage of total loans was 1.32% and 0.97% as of September 30, 2020 and December 31, 2019, respectively. Total loans include loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $137,177,000 at September 30, 2020 and $152,735,000 at December 31, 2019. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.51% and 1.15% as of September 30, 2020 and December 31, 2019, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.84% and 1.16%, respectively. As of September 30, 2020, gross loans included $210,057,000 related to PPP loans which are fully guaranteed by the
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SBA. Excluding PPP loans and the acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.92% and 1.15% as of September 30, 2020 and December 31, 2019, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at September 30, 2020.
    The Company’s net interest margin (fully tax equivalent basis) was 3.93% for the nine months ended September 30, 2020, compared to 4.54% for the nine months ended September 30, 2019. The decrease in net interest margin in the period-to-period comparison resulted from the decrease in the effective yield on interest earning deposits in other banks and Federal Funds sold, the decrease in the effective yield on average investment securities, and the decrease in the yield on the Company’s loan portfolio. The decrease in the loan yield was impacted by Company’s issuance of low interest PPP loans.
    For the nine months ended September 30, 2020, the effective yield on average total earning assets decreased 69 basis points to 4.04% compared to 4.73% for the nine months ended September 30, 2019, while the cost of average total interest-bearing liabilities decreased to 0.21% for the nine months ended September 30, 2020 as compared to 0.35% for the nine months ended September 30, 2019. Over the same periods, the cost of average total deposits decreased to 0.10% for the nine months ended September 30, 2020 compared to 0.15% for the same period in 2019.
    For the nine months ended September 30, 2020, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $587,215,000, an increase of $94,449,000, or 19.17%, compared to the nine months ended September 30, 2019. The effective yield on average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased to 2.38% for the nine months ended September 30, 2020, compared to 3.13% for the nine months ended September 30, 2019. In the normal course of managing the investment portfolio, management sold certain investment securities primarily in the private label commercial mortgage backed security sector during the nine months ended September 30, 2020 and purchased securities in the municipal investment sector to take advantage of the price and yield attributes related to these sectors at the time, and recorded a net gain on sale of investments of $4,197,000.
    Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $110,574,000 to $1,042,010,000 for the nine months ended September 30, 2020 from $931,436,000 for
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the nine months ended September 30, 2019 . The effective yield on average loans decreased to 4.97% for the nine months ended September 30, 2020, compared to 5.58% for the nine months ended September 30, 2019. Total average PPP loans, which yield 1.00%, were $124,303,000 for the nine months ended September 30, 2020. Excluding PPP loans from total average loans, the effective yield on average loans for the nine months ended September 30, 2020 was 5.34%.
    Total average assets for the nine months ended September 30, 2020 was $1,780,716,000 compared to $1,571,245,000 for the nine months ended September 30, 2019, an increase of $209,471,000 or 13.33%. During the nine months ended September 30, 2020 and 2019, the loan-to-deposit ratio was 66.02% and 71.96%, respectively. Total average deposits increased $229,058,000 or 17.77% to $1,518,250,000 for the nine months ended September 30, 2020, compared to $1,289,192,000 for the nine months ended September 30, 2019. Average interest-bearing deposits increased $61,138,000, or 8.26%, and average non-interest bearing demand deposits increased $167,920,000, or 30.57%, for the nine months ended September 30, 2020, compared to the nine months ended September 30, 2019. The Company’s ratio of average non-interest bearing deposits to total deposits was 47.24% for the nine months ended September 30, 2020, compared to 42.60% for the nine months ended September 30, 2019.
    Non-interest income for the nine months ended September 30, 2020 decreased by $637,000 to $10,659,000, compared to $11,296,000 for the nine months ended September 30, 2019, primarily driven by a decrease of $999,000 in net realized gains on sales and calls of investment securities, a decrease in service charge income of $519,000, and a decrease in FHLB dividends of $95,000, partially offset by an increase in loan placement fees of $898,000, and an increase of $193,000 in other income. The increase in other income resulted from a $463,000 gain related to the collection of life insurance proceeds.
    Non-interest expense for the nine months ended September 30, 2020 increased $333,000, or 0.95%, to $35,305,000 compared to $34,972,000 for the nine months ended September 30, 2019. The net increase year over year resulted from increases in salaries and employee benefits of $920,000, professional services of $684,000, data processing of $298,000, regulatory assessments of $123,000, and operating losses of $5,000, offset by decreases in occupancy and equipment expenses of $769,000, information technology of $192,000, amortization of software of $155,000, credit card expenses of $114,000, and directors’ expenses of $84,000, in 2020 compared
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to 2019. The increase in salaries and employee benefits was the result of an increase of $1,379,000 in salaries and benefits (of which $525,000 related to the payment of a nonrecurring employee incentive), as well as an increase of $253,000 for directors’ and officers’ expenses related to the change in the discount rate used to calculate the liability for salary continuation, deferred compensation, and split dollar plans; offset by higher loan origination costs relating to the PPP loans processed during the second quarter of 2020 of approximately $913,000.
    The Company recorded an income tax provision of $4,757,000 for the nine months ended September 30, 2020, compared to $6,790,000 for the nine months ended September 30, 2019. The effective tax rate for the nine months ended September 30, 2020 was 26.39% compared to 28.55% for the nine months ended September 30, 2019. The effective tax rate was affected by the large provision for credit losses, which resulted in lower pretax and taxable income, as well as the gain related to the collection of tax-exempt life insurance proceeds, offset by a decrease in tax-exempt interest.
Quarter Ended September 30, 2020
For the quarter ended September 30, 2020, the Company reported unaudited consolidated net income of $4,344,000 and earnings per diluted common share of $0.35, compared to consolidated net income of $5,691,000 and $0.42 per diluted share for the same period in 2019. The decrease in net income during the third quarter of 2020 compared to the same period in 2019 was primarily due to a decrease in non-interest income of $1,651,000, an increase in provision for credit losses of $350,000, an increase in total non-interest expenses of $194,000, and a decrease in net interest income of $162,000, partially offset by a decrease in the provision for income taxes of $1,010,000. The effective tax rate decreased to 24.92% from 30.11% for the quarters ended September 30, 2020 and September 30, 2019, respectively. Net income for the immediately trailing quarter ended June 30, 2020 was $2,301,000, or $0.18 per diluted common share.
Annualized return on average equity (ROE) for the third quarter of 2020 was 7.50%, compared to 9.77% for the same period of 2019. The decrease in ROE reflects a decrease in net income, coupled with an increase in shareholders’ equity. Annualized return on average assets (ROA) was 0.90% for the third quarter of 2020 compared to 1.43% for the same period in 2019. This decrease is due to a decrease in net income and an increase in average assets.
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In comparing the third quarter of 2020 to the third quarter of 2019, average total loans increased by $174,643,000, or 18.41%. During the third quarter of 2020, the Company recorded net loan recoveries of $120,000 compared to $160,000 net loan charge-offs for the same period in 2019. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.04)% for the quarter ended September 30, 2020 compared to 0.07% for the quarter ended September 30, 2019. The following table shows the Company’s outstanding loan portfolio as of September 30, 2020 and December 31, 2019.

Loan Type (dollars in thousands)	September 30, 2020	% of Total Loans	December 31, 2019	% of Total Loans
Commercial:
Commercial and industrial	$296,338	26.7%	$102,541	10.9%
Agricultural production	22,902	2.1%	23,159	2.6%
Total commercial	319,240	28.8%	125,700	13.5%
Real estate:
Owner occupied	195,189	17.6%	197,946	21.0%
Real estate construction and other land loans	72,612	6.5%	73,718	7.8%
Commercial real estate	318,766	28.7%	329,333	34.9%
Agricultural real estate	75,747	6.7%	76,304	8.1%
Other real estate	34,883	3.1%	31,241	3.3%
Total real estate	697,197	62.6%	708,542	75.1%
Consumer:
Equity loans and lines of credit	58,614	5.3%	64,841	6.9%
Consumer and installment	38,627	3.3%	42,782	4.5%
Total consumer	97,241	8.6%	107,623	11.4%
Net deferred origination costs	(3,789)		1,515
Total gross loans	1,109,889	100.0%	943,380	100.0%
Allowance for credit losses	(14,657)		(9,130)
Total loans	$1,095,232		$934,250

Average total deposits for the third quarter of 2020 increased $358,822,000 or 27.53% to $1,662,085,000 compared to $1,303,263,000 for the same period of 2019. In comparing the third quarter of 2020 to the third quarter of 2019, average borrowed funds decreased $17,413,000 or 77.16% to $5,155,000 compared to $22,568,000. The composition of the deposits at September 30, 2020 and December 31, 2019 is summarized in the table below.
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(Dollars in thousands)	September 30, 2020	% of Total Deposits	December 31, 2019	% of Total Deposits
NOW accounts	$318,061	18.9%	$266,048	20.0%
MMA accounts	314,543	18.7%	266,609	20.0%
Time deposits	88,037	5.2%	93,730	7.0%
Savings deposits	155,680	9.3%	112,271	8.4%
Total interest-bearing	876,321	52.1%	738,658	55.4%
Non-interest bearing	804,893	47.9%	594,627	44.6%
Total deposits	$1,681,214	100.0%	$1,333,285	100.0%

The Company’s net interest margin (fully tax equivalent basis) was 3.63% for the quarter ended September 30, 2020, compared to 4.50% for the quarter ended September 30, 2019. Net interest income, before provision for credit losses, decreased $162,000, or 1.00%, to $16,043,000 for the third quarter of 2020, compared to $16,205,000 for the same period in 2019. The accretion of the loan marks on acquired loans increased interest income by $172,000 and $299,000 during the quarters ended September 30, 2020 and 2019, respectively. Net interest income during the third quarters of 2020 and 2019 benefited by approximately $52,000 and $250,000, respectively, from prepayment penalties and payoff of loans. The net interest margin period-to-period comparisons were impacted by the decrease in the yield on total interest-bearing liabilities, as well as the decrease in the yield on the average investment securities, the decrease in the yield on the loan portfolio, and the decrease in the effective yield on interest earning deposits in other banks and Federal Funds sold. Over the same periods, the cost of total deposits decreased to 0.09% from 0.17%.
For the quarter ended September 30, 2020, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $163,709,000, or 33.67%, compared to the quarter ended September 30, 2019, and increased by $60,634,000, or 10.29%, compared to the quarter ended June 30, 2020.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.07% for the quarter ended September 30, 2020, compared to 3.07% for the quarter ended September 30, 2019 and 2.37% for the quarter ended June 30, 2020. Total average loans, which generally yield higher rates than investment securities, increased by $174,643,000 to $1,123,316,000 for the quarter ended September 30, 2020, from $948,673,000 for the quarter ended September 30, 2019 and increased by $46,108,000 from $1,077,208,000 for the quarter ended June 30, 2020. The effective yield on average loans was 4.68% for the
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quarter ended September 30, 2020, compared to 5.55% and 4.71% for the quarters ended September 30, 2019 and June 30, 2020, respectively. Excluding PPP loans from the calculation, the effective yield on average loans was 5.18% for the quarter ended September 30, 2020, compared to 5.55% and 5.22% for the quarters ended September 30, 2019 and June 30, 2020, respectively.
Total average assets for the quarter ended September 30, 2020 were $1,928,594,000 compared to $1,588,367,000 for the quarter ended September 30, 2019 and $1,813,865,000 for the quarter ended June 30, 2020, an increase of $340,227,000 or 21.42% and an increase of $114,729,000 or 6.33%, respectively.
Total average deposits increased $358,822,000, or 27.53%, to $1,662,085,000 for the quarter ended September 30, 2020, compared to $1,303,263,000 for the quarter ended September 30, 2019. Total average deposits increased $105,402,000, or 6.77%, for the quarter ended September 30, 2020, compared to $1,556,683,000 for the quarter ended June 30, 2020. The Company’s deposit balances for the nine months ended September 30, 2020 increased through organic growth and PPP loan proceeds retained in customer deposit accounts. The Company’s ratio of average non-interest bearing deposits to total deposits was 48.56% for the quarter ended September 30, 2020, compared to 43.24% and 48.39% for the quarters ended September 30, 2019 and June 30, 2020, respectively.
Non-interest income decreased $1,651,000, or 44.36%, to $2,071,000 for the third quarter of 2020 compared to $3,722,000 for the same period in 2019. For the quarter ended September 30, 2020, non-interest income included $57,000 net realized gains on sales and calls of investment securities compared to net realized gains of $1,685,000 for the same period in 2019, a $1,628,000 decrease. During the third quarter of 2020 loan placement fees increased $397,000, offset by a decrease in service charge income of $209,000, a decrease of $148,000 in other income, and a decrease in interchange fees of $19,000, compared to the same period in 2019. Non-interest income for the quarter ended September 30, 2020 increased by $26,000 to $2,071,000, compared to $2,045,000 for the quarter ended June 30, 2020. The increase compared to the trailing quarter was primarily a result of $124,000 increase in loan placement fees, a $115,000 increase in net realized gains on sales and calls of investment securities, a $48,000 increase in interchange fees, and a $16,000 increase in service charges, offset by a $275,000 decrease in other income.
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Non-interest expense for the quarter ended September 30, 2020 increased $194,000, or 1.68%, to $11,728,000 compared to $11,534,000 for the quarter ended September 30, 2019. The net increase quarter over quarter was a result of an increase in professional services of $311,000, an increase of $204,000 in data processing expense, and an increase of $216,000 in regulatory assessments, partially offset by a decrease in occupancy and equipment expenses of $121,000, a decrease of $44,000 in directors’ expenses, a decrease of $51,000 in mileage and travel, a decrease of $70,000 in amortization of software, a decrease of $48,000 in Internet banking expenses, and a decrease of $20,000 in information technology expenses. During the quarter ended September 30, 2020, nonrecurring expenses included $292,000 related to PPP loan forgiveness processing, and $46,000 related to additional accruals for salary continuation plans due to decreases in interest rates.
Non-interest expense for the quarter ended September 30, 2020 increased by $230,000 or 2.00% to $11,728,000 compared to $11,498,000 for the trailing quarter ended June 30, 2020. The increase compared to the trailing quarter was primarily due to an increase in data processing of $40,000, an increase in professional services of $193,000, and a $83,000 increase in other non-interest expenses, partially offset by a decrease in salaries and employee benefits of $83,000, and a decrease in ATM/debit card expense of $43,000.
The Company recorded an income tax provision of $1,442,000 for the quarter ended September 30, 2020, compared to $2,452,000 for the quarter ended September 30, 2019, and $820,000 for the trailing quarter ended June 30, 2020. The effective tax rate for the quarter ended September 30, 2020 was 24.92% compared to 30.11% for the same period in 2019. The effective tax rate was affected by the provision for credit losses and lower net realized gains on sales and calls of investment securities, which resulted in lower pretax and taxable income.
Capital Management
On October 28, 2020, the Board of Directors of the Company declared a quarterly cash dividend of $0.11 per share on the Company’s common stock. The dividend is payable on November 27, 2020 to shareholders of record as of November 13, 2020. The Company continues to be well capitalized and expects to maintain adequate capital levels.
    Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 20 full-service
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offices throughout California’s San Joaquin Valley and Greater Sacramento Region. Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments. Central Valley Investment Services are provided by Raymond James Financial, Inc.
    Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, James M. Ford, Robert J. Flautt, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Karen Musson, Dorothea D. Silva, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
    More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions in the Central Valley and the Greater Sacramento Region; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the decline in quality of the Company’s earning assets; (7) a decline in credit quality; (8) changes in the regulatory environment; (9) fluctuations in the real estate market; (10) changes in business conditions and inflation; (11) changes in securities markets (12) risks associated with acquisitions, relating to difficulty in integrating combined operations and related negative impact on earnings, and incurrence of substantial expenses; (13) political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, drought, pandemic diseases or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; (14) the rapidly changing uncertainties related to the Covid-19 pandemic including, but not limited to, the potential adverse effect of the pandemic on the economy, our employees and customers, and our financial performance; (15) the impact of the federal CARES Act and the significant additional lending activities undertaken by the Company in connection with the Small Business Administration’s Paycheck Protection Program enacted thereunder, including risks to the Company with respect to the uncertain application by the Small Business Administration of new borrower and loan eligibility, forgiveness and audit criteria; and (16) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.
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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,	September 30,
(In thousands, except share amounts)	2020	2019	2019

ASSETS
Cash and due from banks	$33,447	$24,195	$38,344
Interest-earning deposits in other banks	53,563	28,379	4,693
Total cash and cash equivalents	87,010	52,574	43,037
Available-for-sale investment securities	631,854	470,746	469,927
Equity securities	7,655	7,472	7,507
Loans, less allowance for credit losses of $14,657, $9,130, and $9,495 at September 30, 2020, December 31, 2019, and September 30, 2019, respectively	1,095,232	934,250	933,008
Bank premises and equipment, net	7,257	7,618	7,804
Bank owned life insurance	29,769	30,230	30,047
Federal Home Loan Bank stock	5,595	6,062	6,062
Goodwill	53,777	53,777	53,777
Core deposit intangibles	1,356	1,878	2,051
Accrued interest receivable and other assets	31,055	32,148	30,907
Total assets	$1,950,560	$1,596,755	$1,584,127

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$804,893	$594,627	$572,736
Interest bearing	876,321	738,658	737,010
Total deposits	1,681,214	1,333,285	1,309,746
Short-term borrowings	—	—	5,000
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	28,411	30,187	31,044
Total liabilities	1,714,780	1,368,627	1,350,945
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 12,507,658, 13,052,407, and 13,301,395, at September 30, 2020, December 31, 2019, and September 30, 2019, respectively	79,269	89,379	94,516
Retained earnings	145,045	135,932	132,935
Accumulated other comprehensive income, net of tax	11,466	2,817	5,731
Total shareholders’ equity	235,780	228,128	233,182
Total liabilities and shareholders’ equity	$1,950,560	$1,596,755	$1,584,127
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Central Valley Community Bancorp -- page 15

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(In thousands, except share and per share amounts)	2020	2020	2019	2020	2019
INTEREST INCOME:
Interest and fees on loans	$13,190	$12,600	$13,238	$38,688	$38,747
Interest on deposits in other banks	26	13	74	222	283
Interest and dividends on investment securities:
Taxable	2,771	2,959	3,462	8,996	9,821
Exempt from Federal income taxes	444	412	153	1,015	1,144
Total interest income	16,431	15,984	16,927	48,921	49,995
INTEREST EXPENSE:
Interest on deposits	363	374	566	1,169	1,428
Interest on junior subordinated deferrable interest debentures	25	36	51	106	163
Other	—	—	105	—	419
Total interest expense	388	410	722	1,275	2,010
Net interest income before provision for credit losses	16,043	15,574	16,205	47,646	47,985
PROVISION FOR CREDIT LOSSES	600	3,000	250	4,975	525
Net interest income after provision for credit losses	15,443	12,574	15,955	42,671	47,460
NON-INTEREST INCOME:
Service charges	463	447	672	1,556	2,075
Appreciation in cash surrender value of bank owned life insurance	178	176	184	536	545
Interchange fees	355	307	374	995	1,101
Loan placement fees	685	561	288	1,545	647
Net realized gains (losses) on sales and calls of investment securities	57	(58)	1,685	4,197	5,196
Federal Home Loan Bank dividends	71	75	109	253	348
Other income	262	537	410	1,577	1,384
Total non-interest income	2,071	2,045	3,722	10,659	11,296
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,729	6,812	6,731	21,053	20,133
Occupancy and equipment	1,196	1,139	1,317	3,479	4,248
Professional services	715	522	404	1,695	1,011
Data processing expense	594	554	390	1,484	1,186
Directors’ expenses	140	136	184	468	552
ATM/Debit card expenses	144	187	270	625	647
Information technology	594	602	614	1,804	1,996
Regulatory assessments	147	146	(69)	340	217
Advertising	167	167	190	507	590
Internet banking expenses	167	182	215	545	608
Amortization of core deposit intangibles	174	173	174	521	521
Other expense	961	878	1,114	2,784	3,263
Total non-interest expenses	11,728	11,498	11,534	35,305	34,972
Income before provision for income taxes	5,786	3,121	8,143	18,025	23,784
PROVISION FOR INCOME TAXES	1,442	820	2,452	4,757	6,790
Net income	$4,344	$2,301	$5,691	$13,268	$16,994

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Central Valley Community Bancorp -- page 16

Net income per common share:
Basic earnings per common share	$0.35	$0.18	$0.43	$1.06	$1.26
Weighted average common shares used in basic computation	12,471,070	12,449,283	13,360,030	12,551,480	13,515,109
Diluted earnings per common share	$0.35	$0.18	$0.42	$1.05	$1.25
Weighted average common shares used in diluted computation	12,496,174	12,486,681	13,450,187	12,596,172	13,615,552
Cash dividends per common share	$0.11	$0.11	$0.11	$0.33	$0.32
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Central Valley Community Bancorp -- page 17

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
For the three months ended	2020	2020	2020	2019	2019
(In thousands, except share and per share amounts)
Net interest income	$16,043	$15,574	$16,029	$15,787	$16,205
Provision for credit losses	600	3,000	1,375	500	250
Net interest income after provision for credit losses	15,443	12,574	14,654	15,287	15,955
Total non-interest income	2,071	2,045	6,541	2,009	3,722
Total non-interest expense	11,728	11,498	12,078	11,130	11,534
Provision for income taxes	1,442	820	2,494	1,718	2,452
Net income	$4,344	$2,301	$6,623	$4,448	$5,691
Basic earnings per common share	$0.35	$0.18	$0.52	$0.34	$0.43
Weighted average common shares used in basic computation	12,471,070	12,449,283	12,734,971	13,118,403	13,360,030
Diluted earnings per common share	$0.35	$0.18	$0.52	$0.34	$0.42
Weighted average common shares used in diluted computation	12,496,174	12,486,681	12,779,096	13,210,558	13,450,187

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
As of and for the three months ended	2020	2020	2020	2019	2019
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.32%	1.24%	1.13%	0.97%	1.01%
Non-performing assets to total assets	0.18%	0.13%	0.07%	0.11%	0.14%
Total non-performing assets	$3,458	$2,406	$1,115	$1,693	$2,157
Total nonaccrual loans	$3,458	$2,406	$1,115	$1,693	$2,157
Total substandard loans	$37,643	$38,672	$34,420	$33,838	$19,168
Total special mention loans	$43,893	$35,735	$11,936	$28,183	$52,811
Net loan charge-offs (recoveries)	$(120)	$(391)	$(41)	$865	$160
Net charge-offs (recoveries) to average loans (annualized)	(0.04)%	(0.15)%	(0.02)%	0.37%	0.07%
Book value per share	$18.85	$18.29	$17.53	$17.48	$17.53
Tangible book value per share	$14.44	$13.87	$13.08	$13.21	$13.33
Tangible common equity	$180,647	$173,251	$163,192	$172,473	$177,354
Cost of total deposits	0.09%	0.10%	0.13%	0.15%	0.17%
Interest and dividends on investment securities exempt from Federal income taxes	$444	$412	$159	$151	$153
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.63%	3.79%	4.47%	4.40%	4.50%
Return on average assets (2)	0.90%	0.51%	1.66%	1.12%	1.43%
Return on average equity (2)	7.50%	4.14%	11.62%	7.71%	9.77%
Loan to deposit ratio	66.02%	68.25%	68.84%	70.76%	71.96%
Efficiency ratio	63.58%	64.27%	65.71%	61.42%	62.07%
Tier 1 leverage - Bancorp	9.26%	9.63%	10.93%	11.38%	11.47%
Tier 1 leverage - Bank	9.20%	9.57%	10.86%	11.27%	11.36%
Common equity tier 1 - Bancorp	14.23%	13.66%	13.97%	14.55%	14.84%
Common equity tier 1 - Bank	14.56%	13.99%	14.31%	14.85%	15.13%
Tier 1 risk-based capital - Bancorp	14.65%	14.08%	14.40%	14.98%	15.28%
Tier 1 risk-based capital - Bank	14.56%	13.99%	14.31%	14.85%	15.13%
Total risk-based capital - Bancorp	15.90%	15.25%	15.32%	15.79%	16.13%
Total risk based capital - Bank	15.81%	15.16%	15.23%	15.66%	15.98%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.
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Central Valley Community Bancorp -- page 18

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
AVERAGE AMOUNTS	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2020	2020	2019	2020	2019
Interest-bearing deposits in other banks	$98,869	$58,277	$14,025	70,418	16,633
Investments	551,092	531,050	472,227	516,797	476,133
Loans (1)	1,120,656	1,075,588	946,136	1,040,116	928,874
Earning assets	1,770,617	1,664,915	1,432,388	1,627,331	1,421,640
Allowance for credit losses	(14,261)	(10,783)	(9,423)	(11,439)	(9,261)
Nonaccrual loans	2,660	1,620	2,537	1,894	2,562
Other non-earning assets	169,578	158,113	162,865	162,930	156,304
Total assets	$1,928,594	$1,813,865	$1,588,367	$1,780,716	$1,571,245

Interest bearing deposits	$855,033	$803,418	$739,765	$801,088	$739,950
Other borrowings	5,155	5,155	22,568	5,155	27,490
Total interest-bearing liabilities	860,188	808,573	762,333	806,243	767,440
Non-interest bearing demand deposits	807,052	753,265	563,498	717,162	549,242
Non-interest bearing liabilities	29,698	29,548	29,459	29,917	27,012
Total liabilities	1,696,938	1,591,386	1,355,290	1,553,322	1,343,694
Total equity	231,656	222,479	233,077	227,394	227,551
Total liabilities and equity	$1,928,594	$1,813,865	$1,588,367	$1,780,716	$1,571,245

AVERAGE RATES
Interest-earning deposits in other banks	0.11%	0.09%	2.11%	0.42%	2.28%
Investments	2.42%	2.62%	3.10%	2.65%	3.16%
Loans (3)	4.68%	4.71%	5.55%	4.97%	5.58%
Earning assets	3.72%	3.89%	4.70%	4.04%	4.73%
Interest-bearing deposits	0.17%	0.19%	0.30%	0.19%	0.26%
Other borrowings	1.94%	2.79%	2.76%	2.74%	2.82%
Total interest-bearing liabilities	0.18%	0.20%	0.38%	0.21%	0.35%
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.63%	3.79%	4.50%	3.93%	4.54%
(1)Average loans do not include nonaccrual loans.
(2)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $118, $109, and $41, for the three months ended September 30, 2020, June 30, 2020, and September 30, 2019, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $269 and $305 for the nine months ended September 30, 2020 and 2019, respectively.
(3)    Loan yield includes loan fees (costs) for the three months ended September 30, 2020, June 30, 2020, and September 30, 2019 of $658, $291, and $72, respectively. Loan yield includes loan fees (costs) for the nine months ended September 30, 2020 and 2019 of $884 and $56, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322